Exhibit 4.8.12

FIFTY-EIGHTH SUPPLEMENTAL

INDENTURE

TO

INDENTURE DATED SEPTEMBER 1, 1939

DUKE ENERGY INDIANA, INC.

TO

DEUTSCHE BANK NATIONAL TRUST COMPANY

AS TRUSTEE

DATED AS OF DECEMBER 19, 2008

CREATING FIRST MORTGAGE BONDS, 2005A PLEDGE SERIES, DUE JULY 1, 2035

AND

OTHERWISE SUPPLEMENTING AND AMENDING THE INDENTURE

TABLE OF CONTENTS

Page

PARTIES:
Company (Duke Energy Indiana, Inc., formerly named each of PSI Energy, Inc. and Public Service Company of Indiana, Inc., and successor by consolidation to Initial Mortgagor (Public Service Company of Indiana)), and Trustee	1

RECITALS:
Indenture of the Initial Mortgagor, dated September 1, 1939, and First Supplemental Indenture thereto of the Initial Mortgagor, dated as of March 1, 1941	1
Consolidation of Initial Mortgagor (and four other companies) into the Company	1
Execution by Company of Second Supplemental Indenture to the original Indenture	1
Company substituted for Initial Mortgagor under Indenture	1
Execution by Company of Third through the Fifty-Seventh Supplemental Indentures to the original Indenture	2
Deutsche Bank National Trust Company appointed as Successor Trustee	3
Change of name of Company from Public Service Company of Indiana, Inc. to PSI Energy, Inc., and thereafter to Duke Energy Indiana, Inc.	3
Amount of bonds presently outstanding under the Indenture	3
Fifty-Eighth Supplemental Indenture and Bonds of the 2005A Pledge Series authorized	4
Conditions precedent performed	4

EXECUTING CLAUSE	4

i

		Page
	ARTICLE I.

	FIRST MORTGAGE BONDS, 2005A PLEDGE SERIES, DUE JULY 1, 2035.

Section 1.	Creation and designation of Bonds of the 2005A Pledge Series	5
Section 2.	Bonds of the 2005A Pledge Series to be in registered form only	5
	Form of face of Bonds of the 2005A Pledge Series	6
	Form of reverse of Bonds of the 2005A Pledge Series and Trustee’s certificate	8
Section 3.	Date of Bonds of the 2005A Pledge Series	11
Section 4.	Maturity date and interest rates of Bonds of the 2005A Pledge Series	11
Section 5.	Place and manner of payment of Bonds of the 2005A Pledge Series	11
Section 6.	Denominations and numbering of definitive Bonds of the 2005A Pledge Series	11
Section 7	Maintenance and Renewal Fund shall not apply to Bonds of the 2005A Pledge Series	11
Section 8.	Inspection requirements shall not apply to Bonds of the 2005A Pledge Series	12
Section 9.	Company’s right to further amend the original Indenture	12

	ARTICLE II.

	ISSUANCE OF BONDS OF THE 2005A PLEDGE SERIES.

Aggregate principal amount of Bonds of the 2005A Pledge Series issuable at once		13

	ARTICLE III.

	INDENTURE AMENDMENTS.

Section 1.	Amendments to Article I of the original Indenture	14
Section 2.	Amendment to subdivision (2) of Article I of the original Indenture to reflect appointment of Successor Trustee	14
Section 3.	No sinking fund for Bonds of the 2005A Pledge Series	14

ii

	ARTICLE IV.

	CONCERNING THE TRUSTEE.

Acceptance of trust by Trustee		14
Trustee not responsible for validity or sufficiency of Fifty-Eighth Supplemental Indenture, etc.		14
Terms and conditions of Article XVII of the original Indenture to be applied to the Fifty-Eighth Supplemental Indenture		14

	ARTICLE V.

	MISCELLANEOUS PROVISIONS.

Section 1.	References in any article or section of the original Indenture refer to such article or section as amended by all Fifty Eight Supplemental Indentures thereto	15
Section 2.	Operation and construction of amendments to the original Indenture	15
Section 3.	All covenants, etc., for sole benefit of parties to the Fifty-Eighth Supplemental Indenture and holders of bonds	15
Section 4.	Table of contents and headings of articles not part of Fifty-Eighth Supplemental Indenture	15
Section 5.	Execution of Fifty-Eighth Supplemental Indenture in counterparts	15
Section 6.	Payments Due on Legal Holidays	15

ATTESTATION CLAUSE		16
SIGNATURES		16
ACKNOWLEDGMENT BY COMPANY		18
ACKNOWLEDGMENT BY TRUSTEE		19

iii

FIFTY-EIGHTH SUPPLEMENTAL INDENTURE dated as of the 19th day of December, 2008, made and entered into by and between DUKE ENERGY INDIANA, INC. (hereinafter commonly referred to as the “Company”), a corporation organized and existing under the laws of the State of Indiana, formerly named each of PSI Energy, Inc. and Public Service Company of Indiana, Inc., and the successor by consolidation to Public Service Company of Indiana, an Indiana corporation, party of the first part, and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association organized and existing under the laws of the United States and having its office or place of business in the City of Chicago, State of Illinois, successor trustee to Bank of America, N.A., as successor by merger to LaSalle Bank National Association, which was the successor trustee to The First National Bank of Chicago (hereinafter commonly referred to as the “Trustee”), party of the second part,

WITNESSETH:

WHEREAS, Public Service Company of Indiana (hereinafter commonly referred to as the “Initial Mortgagor”), prior to its consolidation with certain other corporations to form the Company, executed and delivered to the Trustee a certain indenture of mortgage or deed of trust (hereinafter called the “original Indenture” when referred to as existing prior to any amendment thereto, and the “Indenture” when referred to as heretofore, now or hereafter amended), dated September 1, 1939, and a First Supplemental Indenture thereto, dated as of March 1, 1941, to secure the bonds of the Initial Mortgagor, its successors and assigns, issued from time to time under the Indenture in series for the purposes of and subject to the limitations specified in the Indenture; and

WHEREAS, the Company on September 6, 1941, became, through a consolidation, the successor of the Initial Mortgagor (and four other companies) and succeeded to all the rights and became liable for all the obligations of the Initial Mortgagor (and such other companies); and

WHEREAS, after said consolidation, the Company executed and delivered a Second Supplemental Indenture, dated as of November 1, 1941, to the original Indenture for the purposes, among others, of (i) the making by the Company of an agreement of assumption and adoption by it of the Indenture, (ii) the assumption by the Company of the bonds (and interest and premium, if any, thereon) issued or to be issued under the Indenture, and of all terms, covenants and conditions binding upon it under the Indenture, and the agreeing by the Company to pay, perform and fulfill the same, and (iii) the conveying to the Trustee upon the trusts declared in the Indenture, but subject to any outstanding liens and encumbrances, all the property which the Company then owned or which it might thereafter acquire, except property of a character similar to the property of the Initial Mortgagor which is excluded from the lien of the Indenture; and

WHEREAS, all conditions have been met and all acts and things necessary have been done and performed to make the Indenture the valid and binding agreement of the Company and to substitute the Company for the Initial Mortgagor under the Indenture, and to vest the Company with each and every right and power of the Initial Mortgagor, including the right and power to issue bonds thereunder; and

WHEREAS, the Company has subsequently executed and delivered, for purposes authorized under the Indenture, a Third Supplemental Indenture dated as of March 1, 1942, a Fourth Supplemental Indenture dated as of May 1, 1943, a Fifth Supplemental Indenture dated as of August 1, 1944, a Sixth Supplemental Indenture dated as of September 1, 1945, a Seventh Supplemental Indenture dated as of November 1, 1947, an Eighth Supplemental Indenture dated as of January 1, 1949, a Ninth Supplemental Indenture dated as of May 1, 1950, a Tenth Supplemental Indenture dated as of July 1, 1952, an Eleventh Supplemental Indenture dated as of January 1, 1954, a Twelfth Supplemental Indenture dated as of October 1, 1957, a Thirteenth Supplemental Indenture dated as of February 1, 1959, a Fourteenth Supplemental Indenture dated as of July 15, 1960, a Fifteenth Supplemental Indenture dated as of June 15, 1964, a Sixteenth Supplemental Indenture dated as of January 1, 1969, a Seventeenth Supplemental Indenture dated as of March 1, 1970, an Eighteenth Supplemental Indenture dated as of January 1, 1971, a Nineteenth Supplemental Indenture dated as of January 1, 1972, a Twentieth Supplemental Indenture dated as of February 1, 1974, a Twenty-First Supplemental Indenture dated as of August 1, 1974, a Twenty-Second Supplemental Indenture dated as of August 1, 1975, a Twenty-Third Supplemental Indenture dated as of January 1, 1977, a Twenty-Fourth Supplemental Indenture dated as of October 1, 1977, a Twenty-Fifth Supplemental Indenture dated as of September 1, 1978, a Twenty-Sixth Supplemental Indenture dated as of September 1, 1978, a Twenty-Seventh Supplemental Indenture dated as of March 1, 1979, a Twenty-Eighth Supplemental Indenture dated as of May 1, 1979, a Twenty-Ninth Supplemental Indenture dated as of March 1, 1980, a Thirtieth Supplemental Indenture dated as of August 1, 1980, a Thirty-First Supplemental Indenture dated as of February 1, 1981, a Thirty-Second Supplemental Indenture dated as of August 1, 1981, a Thirty-Third Supplemental Indenture dated as of December 1, 1981, a Thirty-Fourth Supplemental Indenture dated as of December 1, 1982, a Thirty-Fifth Supplemental Indenture dated as of March 30, 1984, a Thirty-Sixth Supplemental Indenture dated as of November 15, 1984, a Thirty-Seventh Supplemental Indenture dated as of August 15, 1985, a Thirty-Eighth Supplemental Indenture dated as of October 1, 1986, a Thirty-Ninth Supplemental Indenture dated as of March 15, 1987, a Fortieth Supplemental Indenture dated as of June 1, 1987, a Forty-First Supplemental Indenture dated as of June 15, 1988, a Forty-Second Supplemental Indenture dated as of August 1, 1988, a Forty-Third Supplemental Indenture dated as of September 15, 1989, a Forty-Fourth Supplemental Indenture dated as of March 15, 1990, a Forty-Fifth Supplemental Indenture dated as of March 15, 1990, a Forty-Sixth Supplemental Indenture dated as of June 1, 1990, a Forty-Seventh Supplemental Indenture dated as of July 15, 1991, a Forty-Eighth Supplemental Indenture dated as of July 15, 1992, a Forty-Ninth Supplemental Indenture dated as of February 15, 1993, a Fiftieth Supplemental Indenture dated as of February 15, 1993, a Fifty-First Supplemental Indenture dated as of February 1, 1994, a Fifty-Second Supplemental Indenture dated as of April 30, 1999, a Fifty-Third Supplemental Indenture dated as of June 15, 2001, a Fifty-Fourth Supplemental Indenture dated as of September 1, 2002, a Fifty-Fifth Supplemental Indenture dated as of February 15, 2003, a Fifty-

Sixth Supplemental Indenture dated as of December 1, 2004, and a Fifty-Seventh Supplemental Indenture dated as of August 21, 2008, each supplementing and amending the Indenture; and

WHEREAS, the Thirty-Fifth Supplemental Indenture authorized and appointed LaSalle Bank National Association, a national banking association duly organized and existing under the law of the United States of America with its principal office in Chicago, Illinois and formerly named LaSalle National Bank, as Successor Trustee to The First National Bank of Chicago, which appointment was accepted, and all trust powers under the Indenture were thereby transferred from The First National Bank of Chicago to LaSalle Bank National Association; and

WHEREAS, by an Instrument of Resignation, Appointment and Acceptance dated as of December 15, 2008, Bank of America, N.A., as successor by merger to LaSalle Bank National Association, resigned as trustee and the Company appointed the Trustee as Successor Trustee thereto, which appointment was thereby accepted by the Trustee effective as of that date, and all trust powers were thereby transferred from Bank of America, N.A. to the Trustee; and

WHEREAS, the Forty-Sixth Supplemental Indenture amended the Indenture to reflect a change in the name of the Company from Public Service Company of Indiana, Inc. to PSI Energy, Inc. effective as of April 20, 1990, and the Fifty-Seventh Supplemental Indenture amended the Indenture to reflect a change in the name of the Company from PSI Energy, Inc. to Duke Energy Indiana, Inc., effective as of October 1, 2006; and

WHEREAS, as of December 19, 2008, the only bonds that have been heretofore issued under the Indenture which are now outstanding are $7,500,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series VV, Due July 15, 2026” and $28,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series WW, Due August 15, 2027” and $124,665,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series BBB, 8%, Due July 15, 2009” (such bonds being hereinafter referred to as the “Bonds of Series BBB”) and $53,055,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series CCC, 8.85%, Due January 15, 2022” and $38,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series DDD, 8.31%, Due September 1, 2032” and $23,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series FFF, Due March 1, 2031” and $24,600,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series GGG, Due March 1, 2019” and $35,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series HHH, Due April 1, 2022” and $77,125,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series III, Due December 1, 2039” and $77,125,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series JJJ, Due December 1, 2039” and $500,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series LLL, 6.35%, Due August 15, 2038”; and

WHEREAS, in accordance with the provisions of Section 1 of Article XVIII of the Indenture, the Board of Directors has authorized the execution and delivery by the Company of a Fifty-Eighth Supplemental Indenture, substantially in the form of this Fifty-Eighth Supplemental Indenture, for the purpose of creating a fifty-seventh series of bonds to be issued under the Indenture, to be known as “Duke Energy Indiana, Inc. First Mortgage Bonds, 2005A Pledge Series, Due July 1, 2035” (such bonds being hereinafter referred to as the “Bonds of the 2005A Pledge Series”), and prescribing the form and substance of the Bonds of the 2005A Pledge Series and the terms, provisions and characteristics thereof, and for the purpose of adding to the covenants and agreements of the Company for the protection of the bondholders and of the trust estate, of providing the terms and conditions for the redemption of the Bonds of the 2005A Pledge Series, of adding certain other covenants and undertakings with respect to the Bonds of the 2005A Pledge Series and of making such changes in the Indenture as are deemed necessary or desirable and as are permitted by the Indenture; and

WHEREAS, the Bonds of the 2005A Pledge Series are to be limited in aggregate principal amount of $50,000,000 and are to be issued by the Company and delivered to MBIA Insurance Corporation, a New York stock insurance corporation (the “Insurer”), pursuant to an Insurance and Reimbursement Agreement dated as of July 1, 2005 (the “Insurance Agreement”), among the Company, The Bank of New York Trust Company, N.A. and the Insurer under which (i) the Insurer has issued a financial guaranty insurance policy (the “Policy”) insuring the payment of the principal of and interest on, and for the benefit of the holders of, $50,000,000 aggregate principal amount of the Environmental Refunding Revenue Bonds, Series 2005A (PSI Energy, Inc. Projects) (the “2005A IFA Bonds”) issued by the Indiana Finance Authority, and (ii) the Company has agreed to deliver to the Insurer a series of its first mortgage bonds as security for the Company’s obligation to reimburse the Insurer in respect of payments made by the Insurer under the Policy; and

WHEREAS, all conditions and requirements necessary to make this Fifty-Eighth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized:

NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase of the Bonds of the 2005A Pledge Series by the holders and registered owners thereof, and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company, the receipt whereof is hereby acknowledged, and in accordance with and subject to the terms and provisions of the Indenture, the Company and the Trustee, respectively, have entered into, executed and delivered this Fifty-Eighth Supplemental Indenture for the uses and purposes hereinafter expressed, that is to say:

ARTICLE I.

FIRST MORTGAGE BONDS, 2005A Pledge SERIES, DUE JULY 1, 2035

Section 1.  There are hereby created a fifty-seventh series of bonds to be issued under and secured by the Indenture, to be designated as “Duke Energy Indiana, Inc. First Mortgage Bonds, 2005A Pledge Series, Due July 1, 2035” (such series being the Bonds of the 2005A Pledge Series hereinbefore referred to).

Section 2.  The Bonds of the 2005A Pledge Series shall be issued only in the form of a separate, single, authenticated, fully registered bond which (i) need not be in the form of a lithographed or engraved certificate, but may be typewritten or printed on ordinary paper or such paper as the Trustee may reasonably request, (ii) shall represent and be denominated in a principal amount not to exceed fifty million dollars ($50,000,000), (iii) shall be executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and (iv) shall be registered in the name of, and delivered to, the Insurer, or its permitted assigns.

The Bonds of the 2005A Pledge Series shall be transferable only as required to effect an assignment thereof to a successor-in-interest of the Insurer under the Insurance Agreement, provided that the Trustee shall have received notice from the Company of such an assignment and confirmation that transfer of the Bonds of the 2005A Pledge Series complies with applicable securities laws.

The Bonds of the 2005A Pledge Series and the Trustee’s certificate to be endorsed thereon shall be substantially in the following form:

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

(FORM OF FACE OF THE BONDS OF THE 2005A PLEDGE SERIES)

THE HOLDER OF THIS BOND BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER, TO WAIVERS OF CERTAIN RIGHTS OF EXCHANGE, AND TO INDEMNIFICATION PROVISIONS AS SET FORTH BELOW.  IN ADDITION, THE BOND REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH BOND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TO MBIA INSURANCE CORPORATION UNDER THE INSURANCE AND REIMBURSEMENT AGREEMENT DATED AS OF JULY 1, 2005, AMONG MBIA INSURANCE CORPORATION, THE BANK OF NEW YORK TRUST COMPANY, N.A. AND DUKE ENERGY INDIANA, INC.

No. R-	$

DUKE ENERGY INDIANA, INC.

FIRST MORTGAGE BOND, 2005A PLEDGE SERIES,

DUE JULY 1, 2035

Duke Energy Indiana, Inc., an Indiana corporation (hereinafter called the “Company”), for value received, hereby promises to pay to MBIA Insurance Corporation, or registered assigns, the principal sum of                                                            Dollars ($                      ) on the first day of July, 2035 and to pay interest on said sum from the date hereof, until said principal sum is paid, at the rate of 4.5% per annum, payable semi-annually on the first day of January and July in each year. Both the principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Plainfield, Indiana, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company maintained for that purpose.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, Duke Energy Indiana, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents, and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated as of:

DUKE ENERGY INDIANA, INC.

By

President

ATTEST:

Secretary

(FORM OF REVERSE OF THE BONDS OF THE 2005A PLEDGE SERIES)

This bond is one of the bonds of the Company issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust, dated September 1, 1939, from Public Service Company of Indiana (predecessor of the Company) to The First National Bank of Chicago, as Trustee, to which Deutsche Bank National Trust Company is successor trustee (which indenture as amended by all supplemental indentures is hereinafter referred to as the “Indenture”). Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.” Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said bonds. By the terms of the Indenture, the bonds secured thereby are issuable in series which may vary as to date, amount, dates of maturity, rate of interest and in other respects as in the Indenture provided.

This bond is one of a series designated as “Duke Energy Indiana, Inc. First Mortgage Bonds, 2005A Pledge Series, Due July 1, 2035” (hereinafter referred to as the “Bonds of the 2005A Pledge Series”) of the Company issued under and secured by the Indenture and created by a Fifty-Eighth Supplemental Indenture, dated as of December 19, 2008 (the “Fifty-Eighth Supplemental Indenture”), which also amends the Indenture.

The rights and obligations of the Company and of the bearers and registered owners of bonds may be modified or amended with the consent of the Company by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding at a meeting of bondholders called for the purpose (and by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of bonds of any series affected by such modification or amendment in case one or more, but less than all, series of bonds are so affected), all in the manner and subject to the limitations set forth in the Indenture, any consent by the bearer or registered owner of any bond being conclusive and binding upon such bearer or registered owner and upon all future bearers or registered owners of such bond, irrespective of whether or not any notation of such consent is made on such bond; provided that no such modification or amendment shall, among other things, extend the maturity or reduce the amount of, or reduce the rate of interest on, or otherwise modify the terms of the payment of the principal of, or interest or premium (if any) on this bond, which obligations are absolute and unconditional, or permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.  The Fifty-Eighth Supplemental Indenture provides that at any time when no bonds issued under the Indenture prior to the issuance of the “PSI Energy, Inc. First Mortgage Bonds, Series BBB, 8%, Due July 15, 2009” are outstanding, the Company reserves the right to amend the Indenture, without the consent or other action by the holders of the bonds outstanding at that time, to decrease the seventy-five per centum (75%) vote requirement referred to above to sixty-six and two-thirds per centum (66-2/3%).

This bond is issued to MBIA Insurance Corporation (the “Insurer”) as security for the payment by the Company of its obligations under that certain Insurance and Reimbursement Agreement dated as of July 1, 2005, among the Company, The Bank of New York Trust Company, N.A. and the Insurer (the “Insurance Agreement”).  The Insurance Agreement was entered into in connection with the delivery by the Insurer of its Financial Guaranty Insurance Policy insuring certain payments of principal of, and interest on, the Indiana Finance Authority Environmental Refunding Revenue Bonds, Series 2005A (the “2005A IFA Bonds”) issued by the Indiana Finance Authority (the “IFA”) under a Trust Indenture, dated as of July 1, 2005, between the IFA and The Bank of New York Trust Company, N.A., as trustee (the “IFA Indenture”). The proceeds of the 2005A IFA Bonds have been loaned to the Company pursuant to a Loan Agreement, dated as of July 1, 2005, between the IFA and the Company.

Notwithstanding any other provision of this bond, no principal shall be due and payable on this bond unless and until an Event of Default shall have occurred under Section 6.01 of the Insurance Agreement by reason of a failure by the Company to pay its obligations under the Insurance Agreement.  If such an Event of Default under the Insurance Agreement shall occur, it shall be deemed to be a default, for purposes of the Indenture, in the payment of an amount of principal of this bond equal to the amount of such unpaid obligations.

If and when interest is paid on the 2005A IFA Bonds, then there is deemed to have been paid on the Bonds of the 2005A Pledge Series an amount of interest equal to such interest paid on the 2005A IFA Bonds (or, in the case of the first interest payment, an amount of interest equal to the interest accrued on the Bonds of the 2005A Pledge Series since the date issued).  The Company shall promptly notify the Trustee of the amount of interest and the interest payment date if any interest becomes payable on this bond.

The Bonds of the 2005A Pledge Series shall be deemed to have been paid and no longer outstanding under the Indenture to the extent that the 2005A IFA Bonds are paid or deemed to have been paid and are no longer outstanding under the IFA Indenture and all amounts owed by the Company to the Insurer under the Insurance Agreement have been indefeasibly paid in full, and the Trustee has been notified to such effect by the Company.

Notwithstanding the foregoing, this bond shall be deemed to have been paid and redeemed at any time if and to the extent that the 2005A IFA Bonds are redeemed pursuant to the IFA Indenture, in whole or in part, in an amount equal to 100% of the principal amount of the 2005A IFA Bonds redeemed and all amounts owed by the Company to the Insurer under the Insurance Agreement have been indefeasibly paid in full.  The Bonds of the 2005A Pledge Series are not otherwise redeemable prior to their maturity.

In the event of such redemption of the 2005A IFA Bonds, the Company shall notify the Insurer and the Trustee that a like principal amount of this bond shall be deemed to have been paid and redeemed.  The Insurer shall surrender this bond to the Company for cancellation and discharge by the Trustee upon the expiration of the Insurance Agreement or in the event that the Release Test (as defined in the Insurance Agreement) is satisfied.

In the case of any of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

No service charge will be made for any transfer or exchange of this bond, but the Company may require a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(FORM OF TRUSTEE’S CERTIFICATE)

TRUSTEE’S CERTIFICATE

This bond is one of the Bonds of the 2005A Pledge Series designated therein referred to and described in the within mentioned Indenture and Fifty-Eighth Supplemental Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY, AS TRUSTEE

By
Authorized Officer

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

Section 3.  Each Bond of the 2005A Pledge Series issued prior to the first interest payment date shall be dated as of December 19, 2008, and otherwise shall be dated as provided in Section 1 of Article II of the Indenture.

Section 4.  All Bonds of the 2005A Pledge Series shall be due and payable on July 1, 2035, and shall bear interest from the date thereof at the rate of 4.5% per annum, payable semi-annually on the first day of January and July in each year, commencing January 1, 2009.

If and when interest is paid on the 2005A IFA Bonds, then there is deemed to have been paid on the Bonds of the 2005A Pledge Series an amount of interest equal to such interest paid on the 2005A IFA Bonds (or, in the case of the first interest payment, an amount of interest equal to the interest accrued on the Bonds of the 2005A Pledge Series since the date issued).  The Company shall promptly notify the Trustee of the amount of interest and the interest payment date if any interest becomes payable on the Bonds of the 2005A Pledge Series.

Section 5.  Both the principal of and the interest on the Bonds of the 2005A Pledge Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in Plainfield, Indiana, or, at the option of the holder thereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on the Bonds of the 2005A Pledge Series may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company maintained for that purpose.

Section 6.  Definitive Bonds of the 2005A Pledge Series shall be issuable in denominations of $2,000 or multiples of $1,000 in excess thereof, numbered consecutively from “R-1” upward.

The Bonds of the 2005A Pledge Series shall be executed on behalf of the Company by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents and shall have affixed thereto the seal of the Company or a facsimile thereof attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries and shall be authenticated by the execution by the Trustee of the certificate endorsed on said bonds.

No service charge will be made by the Company for the transfer or for the exchange of Bonds of the 2005A Pledge Series except, in the case of transfer, a charge sufficient to reimburse the Company for any tax or other governmental charge payable in connection therewith.

Section 7.  Article IX of the Indenture, “Maintenance and Renewal Fund and Sinking Fund Provisions”, as heretofore amended or supplemented shall not apply to the

Bonds of Series BBB or to any subsequently created series of bonds (which includes the Bonds of the 2005A Pledge Series) from and after the date on which no series of bonds created under the Indenture prior to the Bonds of Series BBB are outstanding.

Section 8.  Section 22 of Article V of the Indenture as heretofore amended or supplemented which, among other things, requires an inspection of the mortgaged property every two years by an independent engineer, shall not apply to the Bonds of Series BBB or to any subsequently created series of bonds (which includes the Bonds of the 2005A Pledge Series), from and after the date on which no series of bonds created under the Indenture prior to the Bonds of Series BBB are outstanding.

Section 9.  The Company reserves the right, without consent or other action by the holders of the Bonds of Series BBB or of any subsequently created series of bonds (which includes the Bonds of the 2005A Pledge Series), to amend the Indenture, as heretofore amended or supplemented, at any time after all bonds of any series created prior to the Bonds of Series BBB are no longer outstanding under the Indenture, as follows:

(a)  by substituting for the words “in principal amount not greater than sixty per centum (60%) of” in Section 3 of Article IV thereof the following:

“in principal amount not greater than sixty-six and two-thirds per centum (66-2/3%) of ”.

(b)  by substituting for the words “shall exceed sixty per centum (60%) of the value of bondable property so acquired” in Section 9 of Article V thereof the following:

“shall exceed sixty-six and two-thirds per centum (66-2/3%) of the value of bondable property so acquired”.

(c)  by substituting for the words “shall be deemed to be paid within the meaning of this article; provided, that the date for the payment or redemption of such bonds shall be not more than one (1) year after such moneys shall have been so set apart or paid.” in the first paragraph of Article XIV thereof the following:

“shall be deemed to be paid within the meaning of this article.”.

(d)  by substituting for the words “with the consent of holders of at least seventy-five per centum (75%) in aggregate principal amount of the bonds at the time outstanding;” in sub-section (a) of Section 3 of Article XVIII thereof the following:

“with the consent of holders of at least sixty-six and two-thirds per centum (66-2/3%) in aggregate principal amount of the bonds at the time outstanding;”.

(e)  by substituting for the words “holders (or persons entitled to vote the bonds) of not less than seventy-five per centum (75%) in aggregate principal amount of the bonds entitled to be voted” in sub-section (l) of Section 3 of Article XVIII thereof the following:

“holders (or persons entitled to vote the bonds) of not less than sixty-six and two-thirds per centum (66-2/3%) in aggregate principal amount of the bonds entitled to be voted”.

(f)  by substituting for the words “holders (or persons entitled to vote the bonds) of at least seventy-five per centum (75%) in principal amount of the bonds outstanding” in sub-section (m) of Section 3 of Article XVIII thereof the following:

“holders (or persons entitled to vote the bonds) of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds outstanding”.

ARTICLE II.

ISSUANCE OF BONDS OF THE 2005A PLEDGE SERIES.

The Bonds of the 2005A Pledge Series, in the aggregate principal amount not exceeding fifty million dollars ($50,000,000), may be executed by the Company and delivered to the Trustee for authentication, and shall be authenticated and delivered by the Trustee to or upon the order of the Company (which authentication and delivery may be made without awaiting the filing or recording of this Fifty-Eighth Supplemental Indenture), upon receipt by the Trustee of the resolutions, certificates, orders, opinions and other instruments required by the provisions of Section 2 of Article IV of the Indenture to be received by the Trustee as a condition to the authentication and delivery by the Trustee of bonds pursuant to said Section 2.

ARTICLE III.

INDENTURE AMENDMENTS.

Section 1.  Article I of the Indenture, as heretofore amended, is hereby further amended (i) by adding immediately after subdivision “(97)” thereof an additional subdivision numbered “(98)” and reading as follows:

“(98) The term ‘Fifty-Eighth Supplemental Indenture’ shall mean the Fifty-Eighth Supplemental Indenture executed by the Company and the Trustee, dated as of December 19, 2008, supplementing and amending the Indenture; and the term ‘Bonds of the 2005A Pledge Series’ shall mean the ‘Duke Energy Indiana, Inc. First Mortgage Bonds, 2005A Pledge Series, Due July 1, 2035’ created by the Fifty-Eighth Supplemental Indenture.”

and (ii) by changing the numbering of the present subdivision “(98)” thereof to “(99)”.

Section 2.  Subdivision (2) of Article I of the Indenture, as heretofore amended, is hereby further amended by deleting said subdivision and inserting in lieu thereof the following subdivision to read as follows:

“(2) The term ‘Trustee’ shall mean The First National Bank of Chicago for the period of time prior to March 30, 1984, shall mean Bank of America, N.A., as successor by merger to LaSalle Bank National Association, for the period of time from March 30, 1984 to and including December 14, 2008 and, as of December 15, 2008 and thereafter, shall mean Deutsche Bank National Trust Company and, subject to Article XVII hereof, shall also include its successors and assigns.”

Section 3.  The Bonds of the 2005A Pledge Series shall not be entitled to the benefit of a sinking fund.

ARTICLE IV.

CONCERNING THE TRUSTEE.

The Trustee hereby accepts the trusts hereby declared and agrees to perform the same upon the terms and conditions in the Indenture and in this Fifty-Eighth Supplemental Indenture set forth.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-Eighth Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Indenture shall apply to this Fifty-Eighth Supplemental Indenture.

ARTICLE V.

MISCELLANEOUS PROVISIONS.

Section 1.  Wherever in the original Indenture or in any of the fifty-eight supplemental indentures thereto reference is made to any article or section of the original Indenture, such reference shall be deemed to refer to such article or section as amended by such supplemental indentures.

Section 2.  Upon the execution and delivery hereof, the Indenture shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were set forth in the original Indenture and each of the fifty-eight supplemental indentures to the Indenture shall henceforth be read, taken and construed as one and the same instrument; but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the original Indenture or said supplemental indentures.

Section 3. All the covenants, stipulations and agreements in this Fifty-Eighth Supplemental Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders from time to time of the bonds.

Section 4.  The table of contents to, and the headings of the different articles of, this Fifty-Eighth Supplemental Indenture are inserted for convenience of reference, and are not to be taken to be any part of the provisions hereof, nor to control or affect the meaning, construction or effect of the same.

Section 5.  This Fifty-Eighth Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts shall constitute but one and the same instrument.

Section 6.  Whenever a payment of principal or interest in respect of the Bonds of the 2005A Pledge Series are due on any day other than a business day (as hereinafter defined), such payment shall be payable on the first business day next following such date, and, in the case of a principal payment, interest on such principal payment shall accrue to the date of such principal payment. For the purposes of this Section 6 the term business day shall mean any day other than a day on which the Trustee is authorized by law to close.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, said Duke Energy Indiana, Inc. has caused this instrument to be executed in its corporate name by its President or one of its Vice Presidents and to be attested by its Secretary or one of its Assistant Secretaries and said Deutsche Bank National Trust Company has caused this instrument to be executed in its corporate name by one of its Vice Presidents and to be attested by one of its Assistant Secretaries, in several counterparts, all as of the day and year first above written.

DUKE ENERGY INDIANA, INC.

(CORPORATE SEAL)	By	/s/ Stephen G. De May
Stephen G. De May
Vice President and Treasurer

ATTEST:

/s/ Robert T. Lucas III
Robert T. Lucas III, Assistant Secretary

Signed and delivered by Duke Energy Indiana, Inc. in the presence of:

/s/ Jennie M. Raine
Jennie M. Raine, Witness

/s/ Delcia S. Dunlap
Delcia S. Dunlap, Witness

DEUTSCHE BANK NATIONAL TRUST COMPANY, solely as Trustee and not in its individual capacity

(CORPORATE SEAL)	By	/s/ Victoria Y. Douyon
Victoria Y. Douyon
Vice President

ATTEST:

/s/ Jeffrey J. Powell
Jeffrey J. Powell, Vice President

Signed and delivered by Deutsche Bank National Trust Company in the presence of:

/s/ George F. Kubin
George F. Kubin, Witness

/s/ Kathy Cokic
Kathy Cokic, Witness

STATE OF NORTH CAROLINA	)
) ss:
COUNTY OF MECKLENBURG	)

BE IT REMEMBERED, that on this 19th day of December, 2008, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Stephen G. De May and Robert T. Lucas III, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be the Vice President and Treasurer, and an Assistant Secretary, respectively, of Duke Energy Indiana, Inc., an Indiana corporation, and acknowledged that they signed and delivered said instrument as their free and voluntary act as such Vice President and Treasurer, and Assistant Secretary, respectively, and as the free and voluntary act of said Duke Energy Indiana, Inc., for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by resolution of the Board of Directors of said Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

/s/ Patricia C. Ross
Notary Public

Patti C. Ross, Notary
My commission expires: 10-17-2009
County of residence: Mecklenburg

STATE OF ILLINOIS	)
) ss:
COUNTY OF COOK	)

BE IT REMEMBERED, that on this 29th day of January, 2009, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Victoria Y. Douyon and Jeffrey J. Powell personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be Vice Presidents of Deutsche Bank National Trust Company, a national banking association, and acknowledged that they signed and delivered said instrument as their free and voluntary act as such Vice Presidents, respectively, and as the free and voluntary act of said Deutsche Bank National Trust Company, for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by the bylaws of said association.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

/s/ Theresa M. Jacobson
Notary Public

, Notary
My commission expires:
County of residence: Cook